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                                                                 EXHIBIT 12.1


                    TENET HEALTHCARE CORPORATION AND SUBSIDIARIES
          STATEMENT RE: COMPUTATION OF HISTORICAL AND PRO FORMA COMBINED
                    RATIOS OF PRO FORMA EARNINGS TO FIXED CHARGES
                                (DOLLARS IN MILLIONS)
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                                                                                                             AS REPORTED FOR THE
                                                                            AS REPORTED FOR THE               THREE MONTHS ENDED
                                                                             YEAR ENDED MAY 31,                    AUGUST 31,
                                                                 ------------------------------------------  --------------------
                                                                  1992     1993     1994     1995     1996       1995     1996
                                                                 ------   ------   ------   ------   ------     ------   ------

Income from continuing operations before income taxes            $359.2   $418.6   $359.9   $329.4   $746.0     $228.9   $128.4
Less: equity in earnings of unconsolidated affiliates               6.7     12.5     23.8     28.4     19.4        6.9      0.6

Add:
    Cash dividends received from unconsolidated affiliates                            0.2      8.3      6.3        1.1      1.0
    Portion of rents representative of interest                    35.5     35.8     30.7     35.0     55.5       13.5     14.5
    Interest, net of capitalized portion                           89.4     75.3     70.0    138.1    311.9       77.1     71.0
    Amortization of previously capitalized interest                 3.4      3.6      3.8      4.0      4.0        1.0      1.0
                                                                  -----    -----    -----    -----  -------      -----    -----

Income, as adjusted                                              $480.8   $520.8   $440.8   $486.4 $1,104.3     $314.7   $215.3
                                                                  -----    -----    -----    -----  -------      -----    -----
                                                                  -----    -----    -----    -----  -------      -----    -----

Fixed charges:

Interest, net of capitalized portion                              $89.4    $75.3    $70.0   $138.1   $311.9      $77.1    $71.0
Capitalized interest                                               11.0      9.0      3.7      6.2     10.2        2.6      1.2
Portion of rents representative of interest                        35.5     35.8     30.7     35.0     55.5       13.5     14.5
                                                                  -----    -----    -----    -----    -----      -----    -----

Total fixed charges                                              $135.9   $120.1   $104.4   $179.3   $377.6      $93.2    $86.7
                                                                  -----    -----    -----    -----    -----      -----    -----
                                                                  -----    -----    -----    -----    -----      -----    -----

Ratio of earnings to fixed charges:                                 3.5x     4.3x     4.2x     2.7x     2.9x       3.4x     2.5x

                                                                                              THREE PRO FORMA
                                                                         PRO FORMA          THREE MONTHS ENDED
                                                                     YEAR ENDED MAY 31,          AUGUST 31,
                                                                 ------------------------------------------
                                                                  1994     1995       1996      1995     1996
                                                                 ------   ------    -------    ------   ------

Income from continuing operations before income taxes            $313.9   $416.5     $545.4    $132.9   $161.9
Less: Equity in earnings of unconsolidated affiliates              27.4     42.4        3.4       6.4      0.6

Add:
    Cash dividends received from unconsolidated affiliates          0.2      8.3        6.3       1.1      1.0
    Portion of rents representative of interest                    41.6     54.3       79.0      20.0     18.1
    Interest, net of capitalized portion                          156.7    251.3      454.5     117.2    106.0
    Amortization of previously capitalized interest                 3.8      4.0        4.0       1.0      1.0
                                                                 ------   ------   --------    ------   ------
Income, as adjusted                                              $488.8   $692.0   $1,085.8    $265.8   $287.4
                                                                 ------   ------   --------    ------   ------
                                                                 ------   ------   --------    ------   ------

Fixed charges:

Interest, net of capitalized portion                             $156.7   $251.3     $454.5    $117.2   $106.0
Capitalized interest                                                5.0      7.5       11.4       0.2      1.4
Portion of rents representative of interest                        41.6     54.3       79.0      20.0     18.1
                                                                 ------   ------   --------    ------   ------

Total fixed charges                                              $203.3   $313.1     $544.9    $137.4   $125.5
                                                                 ------   ------   --------    ------   ------
                                                                 ------   ------   --------    ------   ------

Ratio of earnings to fixed charges:                                 2.4x     2.2x       2.0x      1.9x     2.3x
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